IDENTIVE GROUP TO CLOSE MAINZ FACILITY IN GERMANY AND INTEGRATE INDIAN OPERATIONS

SANTA ANA, Calif. and ISMANING, Germany, February 3, 2010 – Identive Group (NASDAQ: INVE; Frankfurt Stock Exchange: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced the first actions under its previously announced cost reduction program, which include the consolidation of facilities and a reduction in workforce.

The Company is consolidating its operations in Mainz, Germany with its European headquarters in Ismaning, Germany. The Mainz office is expected to be closed by the end of March 2010.

Identive Group is also combining and streamlining its operations in India by merging SCM Microsystems India and SCOLIS Technologies. The two Chennai-based engineering organizations will operate as one team focused on the contact and contactless RFID reader technology for the Identive Group business units.

In association with the closure of its Mainz facility and the merger of its Indian operations, Identive Group plans the elimination of 43 positions, or 13% of its global workforce. The workforce reduction is expected to be completed by the end of February 2010.

The Company will continue to implement additional cost reduction measures at both the corporate and individual business unit levels as it proceeds with the integration of its newly combined businesses.

About Identive Group

Identive Group (NASDAQ: INVE; Frankfurt Stock Exchange: INV) is an international technology group focused on building the world’s signature company in secure identification-based technologies. Through its group of recognized brands, Identive provides leading-edge products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. The organization’s growth model is based on a combination of disciplined acquisitive development and strong technology-driven organic growth from its member companies. For additional info visit: www.identive-group.com

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Note: This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, statements about our ability to reduce overhead costs through the consolidation of offices, organizational streamlining and other measures, and the timing of special cost reduction actions including the closure of our Mainz office and the planned reduction in workforce. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. The closure of offices and the reductions in workforce could take longer than we expect and might not yield the savings we anticipate; and we might not be successful in identifying additional areas for cost reduction or in implementing changes that we do identify. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. These risks and uncertainties include, but are not limited to, our ability to successfully integrate the Bluehill ID business into ours, particularly while at the same time maintaining sales momentum; our ability to identify and take action on appropriate areas for consolidation, streamlining or other cost reduction; and our ability to continue to retain and motivate key management and employees during the processes of business integration and cost reduction. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports filed with the U.S. Securities and Exchange Commission for SCM Microsystems, Inc.

Contacts:
United States:	Europe:

Darby Dye	Fabien B. Nestmann
+1 949 553-4251	+41 44 783 8043
ddye@identive-group.com	fnestmann@identive-group.com